                                                                   EXHIBIT 4.4
                                     {FRONT}
REGISTERED                                                         REGISTERED
  NUMBER                         {COMPAQ LOGO}                       AMOUNT
                                                                  $

                          COMPAQ COMPUTER CORPORATION
                     7 1/4% SENIOR NOTE DUE MARCH 15, 2004

                                                               CUSIP 204493 AF 7

    COMPAQ COMPUTER CORPORATION, a Delaware corporation (the 'Issuer'), for value received, hereby promises to pay or registered assigns, the principal sum of

                                                                          DOLLAR

on March 15, 2004, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on March 15 and September 15 of each year, commencing September 15, 1994 on said principal sum, in like coin or currency, at the rate per annum specified in the title of this Note, to the registered holder hereof as of the close of business on the first day of the month in which an interest payment is due, except as otherwise provided in the Indenture referred to on the reverse side hereof, all at the office or agency of the Company as set forth on the reverse side hereof, from the March 15 or the September 15, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on these Notes, in which case from March 15, 1994 until payment of said principal sum has been made or duly provided for; PROVIDED, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after the 1st day of March or September, as the case may be, and before the following March 15 or September 15, this Note shall bear interest from such March 15 or September 15; PROVIDED, that if the Issuer shall default in the payment interest due on such March 15 or September 15, then this Note shall bear interest from the next preceding March 15 or September 15, to which interest has been paid or, if no interest has been paid on these Notes, from March 15, 1994.

    Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

    This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

    IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                          COMPAQ COMPUTER CORPORATION

By

By

        TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                        NATIONSBANK OF TEXAS, NATIONAL
                           ASSOCIATION, AS TRUSTEE

By                                      Authorized Officer

                                   {BACK}
                          COMPAQ COMPUTER CORPORATION
                     7 1/4% SENIOR NOTE DUES MARCH 15, 2004

   This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the 'Securities') of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March 1, 1994 (herein called the 'Indenture'), duly executed and delivered by the Issuer to NationsBank of Texas, National Association, Trustee (herein called the 'Trustee'), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the 7 1/4% Senior Notes Due March 15, 2004 of the Issuer, limited in aggregate principal amount to $150,000,000.

   In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate (or alter the method of computation) of interest thereon or extend the time for payment thereof, or reduce (or alter the method of computation of) any amount payable on redemption or repayment thereof or extend the time for redemption or payment thereof, or make the principal thereof or interest thereon (including any amount in respect of original issue discount) payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof, or reduce the amount that would be due and payable upon an acceleration of the maturity of any Security or impair or affect the right of any Securityholder to institute suit for the payment thereof, or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or
(ii) modify any of the provisions of Section 8.2 of the Indenture, except to increase the percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture or waiver, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default (a) in the payment of the principal of or premium, if any, or interest on any of the Securities or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Security affected. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

   Initially, the Trustee (through its agent, NationsBank of Georgia, N.A., 715 Peachtree Street, 7th Floor, Atlanta, Georgia 30308-1297) will act as Paying Agent, Registrar and as the agent where notices and demands to or upon the Company in respect of the Notes may be served. The Company may appoint and change any Paying Agent, Registrar or agent for notices without notice, other than notice to the Trustee. The Company or one of its subsidiaries may act as Paying Agent, Registrar or agent for notices.

   No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this
Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

   The Notes are issuable in registered form without coupons in denominations of $1000 and any integral multiple thereof at the office or agency of the Issuer in the City of Atlanta, State of Georgia, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

   Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the City of Atlanta, State of Georgia, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

   The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

   The Notes are not redeemable prior to maturity.

   No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute, or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

   The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

   Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                                 ABBREVIATIONS

    The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    --     as tenants in common
TEN ENT    --     as tenants by the entireties
JT TEN      --    as joint tenants with right of
                  survivorship and not as tenants
                  in common


UNIF GIFT MIN ACT --                    Custodian
                         (Cust)                       (Minor)
                          under Uniform Gifts to Minors Act

                                       (State)

    Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

    Please print or typewrite name and address including postal zip code and telephone number of assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.